UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2007

ARROW INTERNATIONAL, INC

(Exact name of registrant as specified in its charter)

Pennsylvania	0-20212	23-1969991
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)
2400 Bernville Road, Reading, Pennsylvania, 19605
(Address of principal executive offices) (Zip Code)
(610) 378-0130
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 31, 2007, Carl G. Anderson, Jr., was terminated as Chief Executive Officer of the Company and removed as Chairman of the Board of Directors of the Company. The Board of Directors of the Company stated that they had lost confidence in Mr. Anderson’s ability to lead the Company.
Effective May 31, 2007, Philip B. Fleck has been appointed interim president and Chief Executive Officer. Mr. Fleck is 63 years old. Mr. Fleck was employed by the Company from 1975 until his retirement in 2005. From 1975 to 1986, Mr. Fleck was an engineering manager with the Company. From 1986 to 1994, Mr. Fleck was Vice President of Research and Engineering, and from 1994 to January 1999, he was Vice President of Research and Manufacturing. Mr. Fleck was President and Chief Operating Officer from January 1999 until January 2005.
On May 31, 2007, Mr. R. James Macaleer was elected non-executive Chairman of the Board of Directors of the Company. Mr. Macaleer is also the lead director of the Company and the chair of the Compensation and Human Resources Committee. In addition, Mr. John H. Broadbent, Jr., was elected Vice Chairman of the Board of Directors of the Company. Mr. Broadbent is also chair of the Audit Committee.

Item 7.01	Regulation FD Disclosure
A copy of a letter from the Board of Directors to the McNeil Trust, dated May 31, 2007, is attached hereto as Exhibit 99.1. The letter is a response to a letter from the McNeil Trust, dated May 17, 2007, attached hereto as Exhibit 99.2.
The Company also announced that it currently expects FY 2007 sales and earnings per share to come in near the low end of targets provided in the Company’s second quarter press release of March 27, 2007.
On May 31, 2007, the Company issued a press release regarding certain of the matters described in this Item 7.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
The information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed ‘filed’ for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 8.01	Other Events
On May 31, 2007, the Company announced that its Board of Directors had designated August 31, 2007 as the designated date for its 2007 Annual Meeting.

On May 31, 2007, the Company also voted to decrease the size of its Board of Directors from 9 to 8 members, effective immediately.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description

99.1	Letter dated May 31, 2007 from the Board of Directors of Arrow International, Inc. to The Robert L. McNeil, Jr. 1983 Trust

99.2	Letter dated May 17, 2007 from The Robert L. McNeil, Jr. 1983 Trust to the Board of Directors of Arrow International, Inc.

99.3	Press Release, dated May 31, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARROW INTERNATIONAL, INC.
Date: May 31, 2007	By:	/s/ R. James Macaleer
R. James Macaleer
Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter dated May 31, 2007 from the Board of Directors of Arrow International, Inc. to The Robert L. McNeil, Jr. 1983 Trust

99.2	Letter dated May 17, 2007 from The Robert L. McNeil, Jr. 1983 Trust to the Board of Directors of Arrow International, Inc.

99.3	Press Release, dated May 31, 2007